EXHIBIT 4.4






                         CARMAX AUTO OWNER TRUST 1999-1,
                                   as Issuer,

                         CARMAX AUTO SUPERSTORES, INC.,
                                as Administrator,

                                       and

                             BANKERS TRUST COMPANY,
                              as Indenture Trustee


                          -----------------------------


                            ADMINISTRATION AGREEMENT
                        Dated as of September [__], 1999


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          ADMINISTRATION AGREEMENT, dated as of September [__], 1999 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), by and among CARMAX AUTO OWNER TRUST 1999-1, a Delaware business trust (the "Issuer"), CARMAX AUTO SUPERSTORES, INC., a Virginia corporation, as administrator (in such capacity, the "Administrator"), and BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity but solely as indenture trustee (in such capacity, the "Indenture Trustee").

          WHEREAS, the Issuer is issuing [____]% Class A-1 Asset-Backed Notes, [____]% Class A-2 Asset-Backed Notes, [____]% Class A-3 Asset-Backed Notes and [____]% Class A-4 Asset-Backed Notes (collectively, the "Notes") pursuant to the Indenture, dated as of September [__], 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and the Indenture Trustee;

          WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the issuance of certain beneficial interests in the Issuer, including (i) a Sale and Servicing Agreement, dated as of September [__], 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Sale and Servicing Agreement"), among the Owner Trustee, CarMax Auto Superstores, Inc., as servicer, and CarMax Auto Receivables LLC, a Virginia limited liability company, as seller (in such capacity, the "Seller"), (ii) a Letter of Representations, dated September [__], 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Note Depository Agreement"), among the Issuer, the Indenture Trustee and The Depository Trust Company relating to the Notes and (iii) the Indenture (collectively with the Sale and Servicing Agreement and the Note Depository Agreement, the "Related Agreements");

          WHEREAS, pursuant to the Related Agreements, the Issuer and First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as owner trustee (in such capacity, the "Owner Trustee"), are required to perform certain duties in connection with (i) the Notes and the collateral pledged to secure the Notes pursuant to the Indenture (the "Collateral") and (ii) the beneficial interests in the Issuer;

          WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

          WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

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          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Indenture.

          SECTION 2. Duties of the Administrator.

          (a) Duties with Respect to the Related Agreements.
              ---------------------------------------------

               (i) The Administrator shall perform all its duties as Administrator under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that the Issuer or the Owner Trustee is obligated to take pursuant to the Indenture, including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                    (A) the duty to cause the Note Register to be kept and to
               give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.5);

                    (B) the notification of Noteholders of the final principal payment on their Notes (Section 2.8(e));

                    (C) the preparation of or obtaining of the documents and
               instruments required for authentication of the Notes and delivery

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               of the same to the Indenture Trustee (Section 2.2);

                    (D) the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of collateral (Section 2.10);

                    (E) the maintenance of an office or agency in the Borough of
               Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange (Section 3.2);

                    (F) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

                    (G) the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

                    (H) the obtaining and preservation of the Issuer's
               qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate (Section 3.4);

                    (I) the preparation of all supplements and amendments to the
               Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.5);

                    (J) the delivery of the Opinion of Counsel on the Closing
               Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9);

                    (K) the identification to the Indenture Trustee in an
               Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                    (L) the notification of the Indenture Trustee and the Rating
               Agencies of an Event of Servicing Termination under the Sale and Servicing Agreement and, if such Event of Servicing Termination

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               arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Contracts, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

                    (M) the duty to cause the Servicer to comply with Sections
               3.7, 3.9, 3.10, 3.11, 3.12, 3.13 and 3.14 and Article VII of the
               Sale and Servicing Agreement (Section 3.14);

                    (N) the preparation and obtaining of documents and
               instruments required for the conveyance or transfer by the Issuer of its properties or assets (Section 3.10(b));

                    (O) the preparation and delivery of written notice to the
               Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Seller or the Servicer under the Sale and Servicing Agreement or by CarMax or the Seller under the Purchase Agreement (Section 3.18);

                    (P) the monitoring of the Issuer's obligations as to the
               satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                    (Q) the compliance with any written directive of the
               Indenture Trustee with respect to the sale of the Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing under the Indenture (Section 5.4);

                    (R) the preparation and delivery of written notice to the
               Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8);

                    (S) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.8 and 6.10);

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                    (T) the furnishing to the Indenture Trustee of the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                    (U) the preparation and, after execution by the Issuer,
               filing with the Securities and Exchange Commission (the "Commission"), any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by the rules and regulations of, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                    (V) the opening of one or more accounts in the Issuer's
               name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to the investment and reinvestment of funds in the Collection Account and the Reserve Account (Sections
               8.2 and 8.3);

                    (W) the preparation and delivery of an Issuer Request and
               Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.4 and 8.5);

                    (X) the preparation and delivery of Issuer Orders and the
               obtaining of an Opinion of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

                    (Y) the execution and delivery of new Notes conforming to
               any supplemental indenture (Section 9.6);

                    (Z) the duty to notify Noteholders of redemption of the
               Notes or to cause the Indenture Trustee to provide such notification (Section 10.2);

                    (AA) the preparation and delivery of Officer's Certificates and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

                    (BB) the preparation and delivery of Officer's Certificates and the obtaining of Opinions of Counsel and Independent

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               Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

                    (CC) the preparation and delivery of written notice to the
               Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to
               Section 11.4 of the Indenture (Section 11.4);

                    (DD) the preparation and delivery to the Noteholders and the
               Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6);

                    (EE) the recording of the Indenture, if applicable (Section
               11.15); and

                    (FF) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.13).

                    (ii) The Administrator shall:

                         (A) pay the Indenture Trustee from time to time
               reasonable compensation for all services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                         (B) except as otherwise expressly provided in the
               Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                         (C) indemnify the Indenture Trustee and its agents for,
               and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

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                         (D) indemnify the Owner Trustee and its agents for, and
               hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

               (b) Additional Duties.

                    (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that the Issuer or the Owner Trustee is obligated to prepare pursuant to the Related Agreements or Section 5.5(i), (ii), (iii) or
          (iv) of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that the Issuer or the Owner Trustee is obligated to take pursuant to the Related Agreements. In furtherance of the foregoing, the Owner Trustee shall, on behalf of itself and the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 6 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

                    (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a registered holder of the beneficial interests in the Issuer as contemplated in Section 5.2(c) of the Trust

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          Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                    (iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Issuer or the Owner Trustee set forth in Section 5.5(i), (ii), (iii) and (iv) and Section 5.6(a) of the Trust Agreement with respect to, among other things, accounting and reports to the beneficial owners of the interests in the Issuer.

                    (iv) The Administrator shall deliver to the Owner Trustee, on or before January 15, 2000, a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Administrator shall update such certificate if any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

                    (v) The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement or any other Related Agreement.

                    (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

               (c) Non-Ministerial Matters.

                    (i) The Administrator shall not take any action with respect to matters that, in the reasonable judgment of the Administrator, are non-ministerial unless within a reasonable time before the taking of such action the Administrator shall have notified the Owner Trustee and the Insurer (if an Insurer Default has not occurred and is continuing) of the proposed action and the Owner Trustee shall not


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          have withheld consent, which consent shall not be unreasonably withheld or delayed, or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial" matters shall include, without limitation:

                         (A) the amendment of or any supplement to the
               Indenture;

                         (B) the initiation of any claim or lawsuit by the
               Issuer or the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Contracts or Eligible Investments);

                         (C) the amendment, change or modification of the
               Related Agreements;

                         (D) the appointment of successor Note Registrars,
               successor Paying Agents or successor Indenture Trustees pursuant to the Indenture, the appointment of successor Administrators or Successor Servicers or the consent to the assignment by the Note Registrar, the Paying Agent or the Indenture Trustee of its obligations under the Indenture; and

                         (E) the removal of the Indenture Trustee.

                    (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,
          (A) make any payments to the Noteholders under the Related Agreements or (B) take any other action that the Issuer directs the Administrator not to take on its behalf.

          SECTION 3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

          SECTION 4. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement, and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $500 per month, which compensation shall be solely an obligation of the Seller.

          SECTION 5. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer may reasonably request.


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          SECTION 6. Independence of the Administrator. For all purposes of this
Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

          SECTION 7. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          SECTION 8. Other Activities of Administrator. Nothing contained in this Agreement shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

          SECTION 9. Term of Agreement; Resignation and Removal of
Administrator.

          (a) This Agreement shall continue in full force and effect until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

          (b) Subject to Sections 9(e) and 9(f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days' prior written notice.

          (c) Subject to Sections 9(e) and 9(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty
(60) days' prior written notice.

          (d) Subject to Sections 9(e) and 9(f), at the sole option of the Issuer, the Issuer may remove the Administrator immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur and be continuing:

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                    (i) the Administrator shall default in the performance of
          any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                      (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                    (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

          If any of the events specified in clauses (ii) or (iii) of this
Section 9(d) shall occur, the Administrator shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the occurrence of such event.

          (e) No resignation or removal of the Administrator pursuant to Section 9(d) shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

          (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

          (g) Subject to Section 9(e) and 9(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement the Administrator shall immediately resign and such

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Successor Servicer shall automatically become the Administrator under this
Agreement.

          SECTION 10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a), the resignation of the Administrator pursuant to Section 9(b) or the removal of the Administrator pursuant to Section 9(c) or (d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 9(b) or the removal of the Administrator pursuant to Section 9(c) or (d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested by the Issuer to assist the Issuer in making an orderly transfer of the duties of the Administrator.

          SECTION 11. Notices. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Issuer, to the CarMax Auto Owner Trust 1999-1 c/o the Owner Trustee at the following address: One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801-7475, Attention: Corporate Trust Department, (ii) in the case of the Administrator, at the following address: 4900 Cox Road, Glen Allen, Virginia 23060, Attention: Treasury Department, (iii) in the case of the Indenture Trustee, at the following address: Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance, and (iv) in the case of the Insurer, at the following address: 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance, or, in each case, to such other address as any party shall have provided to the other parties in writing.

          SECTION 12. Amendments. This Agreement may be amended from time to time by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Insurer (if an Insurer Default has not occurred and is continuing) and the Owner Trustee but without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such amendment shall not, as set forth in an Opinion of

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Counsel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended from time to time by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, the Insurer (if an Insurer Default has not occurred and is continuing) and the Holders of Notes evidencing at least 51% of the Note Balance and the Holders of Certificates evidencing at least 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the Insurer (if an Insurer Default has not occurred and is continuing) and the Holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the consent of the Seller, which consent shall not be unreasonably withheld.

          SECTION 13. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Owner Trustee and the Insurer (if an Insurer Default has not occurred and is continuing) and the Rating Agency Condition has been satisfied with respect to such assignment. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, however, that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of such assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

          SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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          SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          SECTION 16. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          SECTION 17. Not Applicable to CarMax Auto Superstores, Inc. in Other Capacities. Nothing in this Agreement shall affect any obligation CarMax Auto Superstores, Inc. may have in any other capacity.

          SECTION 18. Limitation of Liability of Owner Trustee and Indenture Trustee.

          (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall the Owner Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          SECTION 19. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

          SECTION 20. Successor Servicer and Administrator. The Administrator shall undertake, as promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to
Section 8.2 of the Sale and Servicing Agreement, to enforce the provisions of such Section 8.2 with respect to the appointment of a successor Servicer. Such successor Servicer shall, upon compliance with the last sentence of Section 8.2 of the Sale and Servicing Agreement, become the successor Administrator hereunder; provided, however, that if the Indenture Trustee shall become such successor Administrator, the Indenture Trustee shall not be required to perform any obligations or duties or conduct any activities as successor Administrator that would be prohibited by law and not within the banking and trust powers of the Indenture Trustee. In such event, the Indenture Trustee may appoint a sub-administrator to perform such obligations and duties.

          SECTION 21. Nonpetition Covenants.

          (a) Notwithstanding any prior termination of this Agreement, the Seller, the Administrator, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          (b) Notwithstanding any prior termination of this Agreement, the Issuer, the Administrator, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.


                               CARMAX AUTO OWNER TRUST 1999-1

                               By: FIRST UNION TRUST COMPANY,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as
                                   Owner Trustee


                               By: ___________________________
                                   Name:
                                   Title:


                               BANKERS TRUST COMPANY,
                               not in its individual capacity but solely as Indenture Trustee


                               By: ___________________________
                                   Name:
                                   Title:


                               CARMAX AUTO SUPERSTORES, INC.,
                               as Administrator


                               By: ___________________________
                                   Name:
                                   Title:

                                                                      EXHIBIT A

                                POWER OF ATTORNEY

STATE OF DELAWARE          )
                           )
COUNTY OF NEW CASTLE       )

                  KNOW ALL MEN BY THESE PRESENTS, that FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for CarMax Auto Owner Trust 1999-1, a Delaware business trust (the "Issuer"), does hereby make, constitute and appoint CARMAX AUTO SUPERSTORES, INC., a Virginia corporation (the "Administrator"), as administrator under the Administration Agreement dated as of September [__], 1999 (the "Administration Agreement"), among the Issuer, the Administrator and Bankers Trust Company, a New York banking corporation, as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as attorneys-in-fact to execute on behalf of the Owner Trustee or the Issuer all such documents, reports, filings, instruments, certificates and opinions as the Owner Trustee or the Issuer is obligated to prepare, file or deliver pursuant to the Related Agreements or pursuant to Section 5.5(i), (ii), (iii) or (iv) of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit and settlements. All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked. All capitalized terms used but not defined in this power of attorney shall have the respective meanings set forth in the Administration Agreement.

                  EXECUTED this [____] day of [____________], 1999.


                                           FIRST UNION TRUST COMPANY,
                                           NATIONAL ASSOCIATION,
                                           not in its individual capacity
                                           but solely as Owner Trustee


                                           By: ___________________________
                                               Name:
                                               Title:


STATE OF DELAWARE          )
                           ) ss. :
COUNTY OF NEW CASTLE       )

                  BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared [____________________], known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of First Union Trust Company, National Association, a national banking association, and that said person executed the same for the purpose and consideration therein expressed, and in the capacities therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this [____] day of [____________], 1999.

                                               ------------------------
                                               Notary Public in and for
                                               the State of [____________]

[SEAL]


My commission expires: [____________]